UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

IMMUNIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200 New York, NY 10036 USA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 49 89 250079460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. Yes ☒ No ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Separation Agreement with Sanjay S. Patel

On April 17, 2020, the former Chief Financial Officer of Immunic, Inc. (the “Company”), Sanjay S. Patel, resigned from the Company and entered into a Confidential Severance Agreement and Full and General Release with the Company (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Patel’s employment terminated on April 17, 2020. Under the Separation Agreement, in consideration for Mr. Patel’s release of claims against the Company and its affiliates and his post-employment covenants, Mr. Patel will be entitled to receive: (i) six months continued payment of current base salary, in the total gross amount of $165,000, (ii) accelerated vesting of the next tranche of his stock options that would have vested had he remained employed through such following vesting date, with the total number of shares for which such newly vested options are exercisable being 19,973, (iii) COBRA reimbursement for twelve months, and (iv) unpaid compensation through April 17, 2020. Mr. Patel may revoke the Separation Agreement for a period of seven days after April 17, 2020, the date Mr. Patel executed the Separation Agreement. The Separation Agreement shall not become effective or enforceable until the eighth day following Mr. Patel’s execution. The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Executive Chairman Agreement with Duane Nash

On April 15, 2020, the compensation committee of the Company’s board of directors independently reviewed and approved entering into an employment agreement with the Company’s current Chairman of the Board of Directors, Duane Nash, MD, JD, MBA (the “Executive Chairman Agreement”) and pursuant to such approval, on April 17, 2020, the Company and Mr. Nash entered into an Executive Chairman Agreement.

Pursuant to the Executive Chairman Agreement, Mr. Nash shall serve as the Executive Chairman of the Board as long as he is a member of the Board, or until termination of the Executive Chairman Agreement (as described below) or upon his earlier death, incapacity, removal, or resignation. Pursuant to the Executive Chairman Agreement, Schreiber is entitled to receive: (i) a monthly base salary of $25,417 (it being agreed that such fee shall be inclusive of any fees associated with Mr. Nash’s services as both a director of the Company and in the capacity of Executive Chairman), (ii) employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, and (iii) reimbursements for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Mr. Nash’s duties for the Company. The Executive Chairman Agreement establishes an “at will” employment relationship pursuant to which Mr. Nash serves as Executive Chairman. The Executive Chairman Agreement contemplates a term that ends on October 15, 2020 and may be extended upon the Company’s and Mr. Nash’s mutual consent. The Company may terminate the Executive Chairman Agreement for any reason or no reason, and Mr. Nash may voluntarily resign for any reason or no reason, in each case with thirty (30) days’ notice. The foregoing description of the Executive Chairman Agreement is a summary and is qualified in its entirety by reference to the Executive Chairman Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Promotion of Glenn Whaley

On April 17, 2020, Glenn Whaley, the Company’s Principal Accounting Officer and Controller, has been promoted to the position of Vice President Finance, Principal Financial and Accounting Officer. Mr. Whaley will assume day-to-day financial management responsibilities, and will report directly to Daniel Vitt, Ph.D., Chief Executive Officer and President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Confidential Severance Agreement and Full and General Release dated April 17, 2020

10.2	Employment Agreement dated April 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 20, 2020	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer